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                                                                      EXHIBIT 1

                           STOCK PLEDGE AGREEMENT

      This Stock Pledge Agreement ("Pledge Agreement") is made as of July 31, 1996 between Eagle River Interactive, Inc., a Delaware corporation ("Parent"), and Thomas R. Graunke ("Pledgor").


                            W I T N E S S E T H :


      WHEREAS, pursuant to the Agreement and Plan of Merger of even date herewith (the "Merger Agreement") by and among Parent, Ute Creek Acquisition Corp., an Arizona corporation and wholly-owned subsidiary of Parent ("Sub"), and Mastering Computers, Inc., an Arizona corporation (the "Company"), Sub will merge (the "Merger") with and into the Company, and Pledgor, as the sole stockholder of the Company, will exchange all of the outstanding shares of Common Stock, no par value, of the Company ("Company Common Stock") for shares of Common Stock, $.001 par value, of Parent ("Parent Common Stock");

      WHEREAS, pursuant to the Supplemental Agreement of even date herewith (the "Supplemental Agreement") by and among Parent, Sub, the Company and Pledgor, Pledgor has agreed to indemnify, and hold harmless Parent and the Company, as the surviving corporation in the Merger, from and against certain Losses and Expenses (each as defined in the Supplemental Agreement);

      WHEREAS, Pledgor has agreed to secure a portion of the foregoing indemnification obligations to Parent and the Company in the form of a pledge to Parent of an aggregate of 117,500 shares of Parent Common Stock (the "Pledged Stock"), according to the terms and conditions of this Pledge Agreement; and

      WHEREAS, execution and delivery of this Pledge Agreement is a condition precedent to the consummation by Parent of the transactions contemplated by the Merger Agreement and the Supplemental Agreement.

      NOW THEREFORE, in consideration of the mutual covenants contained herein, Pledgor and Parent, intending to be legally bound, agree as follows:

      1. Definitions. Unless the context otherwise requires, all capitalized terms used but not expressly defined herein shall have the meanings, if any, given to them in the Supplemental Agreement or, if they are not defined in the Supplemental Agreement but are defined in the Uniform Commercial Code, as presently in effect in the State of Arizona (the "UCC"), they shall have the same meaning herein as in the UCC.

      2.  Pledge of the Pledged Stock; Power of Attorney.























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                (a)     To induce Parent to consummate the transactions
        contemplated by the Merger Agreement and the Supplemental Agreement, and as security for the indemnification obligations of Pledgor pursuant to the Supplemental Agreement (hereinafter, the "Obligations"), Pledgor hereby pledges, hypothecates, assigns, transfers and sets over unto Parent, and grants a lien and security interest to Parent, in the Pledged Stock. Pledgor has delivered to Parent, in its capacity as pledgee, original stock certificates accompanied by guaranteed stock powers duly signed by Pledgor (the "Stock Certificates") representing all of the Pledged Stock.

                (b) Parent shall not have any obligation with respect to the Stock Certificates (and the Pledged Stock represented thereby) or any other property held or received by it hereunder except to use reasonable care in the custody and preservation thereof to the extent required by law. If Parent for any reason cannot produce the Pledged Stock Certificates representing Pledged Stock that it is obligated to return to Pledgor, Parent shall be obligated to have such certificates reissued and to execute any indemnity or bond that may be required in connection therewith.

                (c) Parent, or its agents, shall hold the Stock Certificates until the earlier of the return of the Pledged Stock pursuant to Section 6 or the occurrence of a Liquidated Claim for Indemnification (as defined below), upon which latter event Pledgor hereby constitutes and irrevocably appoints Parent (and any officer or agent of Parent, with full power of substitution and revocation) as Pledgor's true and lawful attorneys-in-fact, which appointment is coupled with an interest, in Pledgor's stead and in his or in Parent's name, to (i) transfer the Required Shares (as defined below) on the books of Parent, in whole or in part, to the name of Parent or such other Person as Parent may designate; and (ii) take possession of and endorse any one or more checks, drafts, bills of exchange, money orders or any other documents received on account of such Pledged Stock.

                (d) The powers of attorney granted pursuant to this Pledge Agreement and all authority hereby conferred are granted and conferred solely to protect Parent's interest in the Pledged Stock and shall not impose any duty upon the attorney-in-fact to exercise such powers. Such powers of attorney shall be irrevocable prior to the payment in full and satisfaction of the Obligations relating to the Claims for Indemnification and shall not be terminated prior thereto or affected by any act of Pledgor, or by operation of law, and if Pledgor should die or become legally incapacitated, such attorney-in-fact shall nevertheless be fully authorized to act under such powers of attorney as if such event had not occurred and regardless of notice thereof.

                (e) Each transferee of the beneficial ownership of the Pledged Stock by the acceptance of such a transfer shall be
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deemed to have irrevocably appointed Parent with full power of substitution and revocation, such transferee's true and lawful attorney-in-fact in such transferee's name and otherwise to do any and all acts permitted to, and to exercise any and all powers herein conferred upon, such attorney-in-fact.

        3. Voting Rights, Dividends, Etc.

                (a)(i) So long as Parent shall not have notified Pledgor of a Claim for Indemnification, Pledgor shall be entitled to exercise any and all voting and consensual rights and powers relating or pertaining to the Pledged Stock or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement.

                (ii) So long as Parent shall not have notified Pledgor of a Claim for Indemnification, Pledgor shall be entitled to receive and retain any and all ordinary cash dividends and interest payable on the Pledged Stock, but any and all stock and liquidating dividends, distributions in property, returns of capital or other distributions made on or in respect of the Pledged Stock, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of any issuer thereof or received in exchange for Pledged Stock or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any such issuer may be a party or otherwise, and any and all cash and other property received in payment of the principal of or in redemption of or in exchange for any Pledged Stock (either at maturity, upon call for redemption or otherwise) shall be and become part of the Pledged Stock and, if received by Pledgor, shall be held in trust for the benefit of Parent and shall immediately be delivered to parent or its designated agent (accompanied by proper instruments of assignment and/or stock powers executed by Pledgor in accordance with Parent's instructions) to be subject to the terms of this Pledge Agreement.

                (iii) Parent shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, powers of attorney, dividend orders, interest coupons and other instruments as Pledgor may reasonably request and at Pledgor's expense for the purpose of enabling Pledgor to exercise the voting and consensual rights and powers which he is entitled to exercise pursuant to subsection (i) above and to receive the dividends and interest payments which he is authorized to receive and retain pursuant to subsection (ii) above.

                (b) Upon the giving by Parent of the notice referred to in
        Section 3(a)(i), all rights of Pledgor to exercise the voting and consensual rights and powers which he is entitled to exercise pursuant to Section 3(a)(i) shall cease, and upon the
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giving by Parent of the notice referred to in Section 3(a)(ii), all rights of
Pledgor to receive the dividends and interest payments which he is authorized to receive and retain pursuant to Section 3(a)(ii) shall cease; but, in each case, only as to the Required Shares.

        4. Covenants of Pledgor. Pledgor agrees that until the earlier of the expiration of the Indemnification Period (as defined in Section 7) or the return of the Pledged Stock pursuant to Section 6, he will defend the Pledged Stock against the claims and demands of all Persons other than Parent claiming by or through the Pledgor and promptly pay all taxes, assessments, and charges upon the Pledged Stock, and not sign (or permit to be signed) any documents creating or perfecting a lien upon or security interest in any of the Pledged Stock except in favor of Parent, or otherwise create, suffer, or permit to exist any liens or security interests upon any Pledged Stock other than in favor of Parent.

        5. Adjustments of Capital Stock; Application of Dividends. In the event that during the term of this Pledge Agreement any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of Parent or if any shares of the Pledged Stock are exchanged or converted, or if stock or liquidating dividends or other distributions of cash or other assets or properties are made, in respect of, in redemption of, in exchange for or in payment of principal of the Pledged Stock (whether resulting from a subdivision, combination or reclassification of the outstanding capital stock, any merger, consolidation, acquisition or other exchange of assets or securities, any conversion, call or redemption, or otherwise), all new, substituted and additional shares or other securities issued by reason of any such change or acquisition shall immediately be delivered by Pledgor to Parent and shall be deemed to be part of the Pledged Stock under the terms of this Pledge Agreement in the same manner as the shares of the Pledged Stock originally pledged hereunder. If a Claim for Indemnification has occurred, all cash dividends or other property received by or payable to Pledgor by reason of Pledgor's ownership of the Required Shares shall immediately be delivered by Pledgor to Parent, to be held by Parent as additional collateral.

        6. Return of Pledged Stock. Upon the expiration of the Indemnification Period, Parent shall cause to be transferred and delivered to Pledgor all of the remaining shares of Pledged Stock and any money, property and rights received by Pledgor pursuant hereto, to the extent Parent has not taken, sold or otherwise realized upon the same pursuant to its rights hereunder. In addition, Parent shall, after the Audit Report Date (as defined in the Supplemental Agreement), so transfer and deliver such number of shares of Pledged Stock and any such money, property and rights to Pledgor as Parent and Stockholder reasonably determine shall not be necessary to satisfy any claims
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for Indemnification that may thereafter be asserted by Parent during the remainder of the Indemnification Period. Thereafter, Parent shall release such additional number of shares of Pledged Stock and any such money, property and rights to Pledgor as Parent and Stockholder reasonably determine shall not be necessary to satisfy any claims for Indemnification that may thereafter be asserted by Parent during the remainder of the Indemnification Period.

        7. Claim for Indemnification. A "Claim for Indemnification" for purposes of this Pledge Agreement shall mean a claim by Parent or the Company against Pledgor under the indemnification provisions of Section 8.1 of the Supplemental Agreement as to which Parent or the Company has given notice to Pledgor on or prior to the termination of the indemnification obligations in
Section 8.1 of the Supplemental Agreement (the "Indemnification Period"). Promptly upon the discovery by Parent or the Company of a Claim for Indemnification, Parent shall deliver written notice to Pledgor specifying the known facts relating to each claim and the amount or estimated amount thereof. Upon final resolution of a Claim for Indemnification, either by way of agreement among the parties or a final adjudication of a court, such claim will become a Liquidated Claim for Indemnification. Until a Claim for Indemnification has become a Liquidated Claim for Indemnification as set forth above, Parent shall be entitled to retain so much of the Pledged Stock as may be necessary to pay the full amount of the estimated amount of the indemnity claims specified in the notice of the claim (based on the Current Market Price of Parent Common Stock (as defined in the Supplemental Agreement) on the date hereof), and Parent shall refrain from exercising or in any way acting on the authority of the stock powers signed by Pledgor and delivered with the Pledged Stock.

        8.  Remedies on Default.

        (a) Upon the occurrence of a Liquidated Claim for Indemnification, Pledgor shall, in the aggregate, at the option of Parent, automatically and without further action by Pledgor, Parent or any third party, forfeit in favor of Parent all of its rights, title and interest in and to the number of shares of Pledged Stock having a fair market value (based on the Current Market Price of Parent Common Stock on the date hereof), together with any dividends paid thereon (the "Required Shares"). Should all of the Pledged Stock have been sold and the proceeds of such sale substituted therefor, as contemplated by Section 12, Pledgor shall, upon the occurrence of a Liquidated Claim for Indemnification, forfeit to Parent the proceeds of sale of such shares.

        (b) In addition, Parent may exercise any and all rights and remedies afforded to Parent, as a secured party in possession of collateral or otherwise, under any and all provisions of applicable law, including, but not limited to, the
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UCC.

        (c) Pledgor expressly waives protest, notice, presentment, dishonor and demand of any kind.

        (d) Parent shall collect the cash proceeds received from any sale or other disposition and shall apply the full proceeds in accordance with the provisions of this Pledge Agreement.

        (e)     Notwithstanding the foregoing, none of the provisions of this
Section 8 shall confer on Parent any rights or privileges that are not permissible under applicable law.

        (f) In connection with the provisions of this Pledge Agreement, Pledgor from time to time promptly shall execute and deliver, or cause to be executed and delivered, to Parent such reasonable documents and instruments, shall join in such notices and shall take, or cause to be taken, such other reasonable and lawful action as Parent shall deem necessary or desirable to enable it to exercise any of the rights with respect to the Pledged Stock granted to it pursuant to this Pledge Agreement.

        9. Expenses. All expenses (including fees and disbursements of counsel) incurred by the prevailing party in connection with any litigation arising out of this Pledge Agreement shall be borne by the non-prevailing party or parties.

        10. Further Assurances. Pledgor agrees to do such further acts and things and to execute and deliver such additional documents as Parent from time to time may reasonably request in connection with the administration or enforcement of this Pledge Agreement, whether related to the Pledged Stock or any part thereof, to evidence, confirm, perfect or protect any security interest granted or required to have been granted hereunder or in order to better assure and confirm unto Parent its rights, powers and remedies hereunder. Pledgor hereby consents and agrees that the issuers of the Pledged Stock or any registrar or transfer agent for any of the Pledged Stock shall be entitled to accept the provisions hereof and determination of any Claim for Indemnification as provided herein as conclusive evidence of the right of Parent to effect any transfer pursuant hereto, notwithstanding any notice or direction to the contrary heretofore or hereafter given by Pledgor or any other Person to any of such issuers or to any such registrar or transfer agent.

        11. Representations and Warranties. To induce Parent to enter into this Pledge Agreement, Pledgor represents and warrants to Parent that:

        (a) Neither the execution or delivery of this Pledge Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with or performance of the terms and conditions of this Pledge Agreement by Pledgor is prevented by,
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limited by, conflicts with or will result in the breach or violation of or a default under the terms, conditions or provisions of (i) any mortgage, security agreement, indenture, evidence of indebtedness, loan or financing agreement, partnership agreement, or other material agreement or instrument to which he is a party or by which he is bound or (ii) any provision of law, any order of any court or administrative agency or any rule or regulation applicable to him or his business; and

        (b) This Pledge Agreement and all documents and instruments executed or to be executed in connection herewith constitute the valid and binding obligations of Pledgor, enforceable in accordance with their respective terms.

        12. Sale of Pledged Stock, Etc. Pledgor covenants and agrees, that, from the date hereof and until the expiration of the Indemnification Period, he
(a) shall not sell, transfer, exchange or otherwise dispose or agree to dispose of all or any portion of the Pledged Stock without duly pledging to Parent substitute collateral acceptable to Parent in its sole discretion and, without first obtaining the written consent of Parent to such transfer and substitution, provided that Pledgor may at any time, without such prior written consent, direct Parent to sell the Pledged Stock for cash, and substitute for any Pledged Stock the gross cash proceeds (before any sales commissions) of the sale thereof; (b) shall not further pledge, assign or deliver a security interest in the Pledged Stock, or amend, modify, supplement or waive any provisions of any portion of the Pledged Stock; and (c) shall not suffer or permit any lien or encumbrance to be created upon or with respect to any of the Pledged Stock.

        13. Litigation Respecting Pledged Stock. In the event any action, suit or other proceeding at law, in equity, in arbitration or before any other authority involving or affecting the Pledged Stock is contemplated by Pledgor, Pledgor shall give Parent prior notice thereof.

        14. Miscellaneous.

        (a) Entire Agreement. Except for the Supplemental Agreement, this Pledge Agreement supersedes all other representations, agreements and understandings, oral or otherwise, between the parties with respect to the matters contained herein.

        (b) Severability. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective in the jurisdiction involved to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any
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other provisions hereof, unless such a construction would be unreasonable.

        (c) Survival of Representations, Etc. All representations, warranties, covenants and other agreements made herein shall survive the execution and delivery of this Pledge Agreement and shall continue in full force and effect until the earlier of the return to Pledgor of all Pledged Stock in accordance with Section 6 or the full payment and satisfaction of all Losses and Expenses pursuant to Section 8.1 of the Supplemental Agreement. Neither the exercise nor the failure to exercise any of Parent's rights hereunder will constitute an election of remedies or limit Parent in any manner in the enforcement of any other remedies that may be available to it, under the Supplemental Agreement or otherwise.

        (d) Cumulative Remedies, Waivers and Amendment. The rights and remedies herein provided to Parent are cumulative and not exclusive of any rights or remedies provided by law. Any term or provision of this Pledge Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Pledge Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Pledge Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Pledge Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Pledge Agreement shall be held to constitute a waiver of any other or subsequent breach. No notice to or demand on a party in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. Any right or power of Parent hereunder respecting the Pledged Stock and any other property or money held hereunder may at the option of Parent be exercised as to all or any part of the same and the term the "Pledged Stock" wherever used herein, unless the context clearly requires otherwise, shall be deemed to mean (and shall be read as) the "Pledged Stock and any other property or money held hereunder or any part thereof." This Pledge Agreement shall not be amended nor shall any right hereunder be deemed waived except by a written agreement expressly setting forth the amendment or waiver and signed by the party against whom or which such amendment or waiver is sought to be charged.

        (e) Notices. Any notices or other communications required under this Pledge Agreement shall be in writing, shall be deemed to have been given when delivered in person, by telex or telecopier, when delivered to a recognized next business day courier, or, if mailed, when deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, addressed as follows or to such
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other address as notice shall have been given pursuant hereto:

        If to Pledgor:

                Thomas R. Graunke
                10568 Laurel Lane
                Scottsdale, Arizona 85259
                Telecopy: (602) 451-9167

        With a copy to:

                Fennemore Craig, P.C.
                Two North Central Avenue
                Suite 2200
                Phoenix, Arizona 85004
                Attention: Janet W. Lord
                Telecopy: (602) 257-8527

        If to Parent:

                Eagle River Interactive, Inc.
                1060 West Beaver Creek Boulevard
                Avon, Colorado 81620
                Attention: Marc Pinto
                Telecopy: (970) 845-3016

        with copies to:

                Eagle River Interactive, Inc.
                1701 N. Market Street
                Suite 400
                Dallas, Texas 75202
                Attention: Fred McCallister
                Telecopy: (214) 571-4011

        and:

                Sidley & Austin
                One First National Plaza
                Chicago, Illinois 60603
                Attention: Larry A. Barden
                Telecopy: (312) 853-7036

        (f) Successors. This Pledge Agreement shall, upon execution and delivery by Pledgor, become effective and shall be binding upon and inure to the benefit of Pledgor, Parent and their respective successors, and assigns, except that Pledgor may not transfer or assign any of its rights or interests hereunder without the consent of Parent.

        (g) Interpretation. The section headings contained in this Pledge Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Supplemental Agreement. Whenever the context may require, any
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pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

        (h) Counterparts. This Pledge Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument; and shall become binding when two or more counterparts have been signed by each of the parties hereto and delivered to each of Parent and Pledgor.

        (i) Construction. This Pledge Agreement and any document or instrument executed in connection herewith shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of laws provisions) of the State of Arizona, and shall be deemed to have been executed in the State of Arizona.

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        IN WITNESS WHEREOF, Pledgor and Parent have caused this Pledge
Agreement to be executed as of the day and year first above written.

                                PLEDGOR

                                /s/ THOMAS R. GRAUNKE
                                -----------------------------------
                                Thomas R. Graunke


                                EAGLE RIVER INTERACTIVE, INC.

                                By: /s/ MARC PINTO
                                   --------------------------------
                                   Marc Pinto
                                   Executive Vice President,
                                   Chief Financial Officer

        THE UNDERSIGNED, being the spouse of Pledgor, does hereby represent and warrant that any and all interest of the undersigned, including any community property interest, in the Parent Common Stock subject to this Pledge Agreement shall be bound hereby.



                                /s/ KIMBERLY A. GRAUNKE
                                ------------------------------------
                                Kimberly A. Graunke